Exhibit 10.2

Securities Purchase Agreement

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 28, 2018, is entered into by and between BEYOND COMMERCE, INC., a Nevada corporation (“Company”), and ILIAD RESEARCH AND TRADING, L.P., a Utah limited partnership, its successors and/or assigns (“Investor”).

A.Company and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B.Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) a Convertible Promissory Note, in the form attached hereto as 0, in the original principal amount of $1,000,000.00 (the “Note”), convertible into shares of common stock, $0.001 par value per share, of Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note, and (ii) seven (7) Warrants to Purchase Shares of Common Stock, each substantially in the form attached hereto as 0 (each, a “Warrant”, and collectively, the “Warrants”).

C.This Agreement, the Note, the Warrants, the Investor Notes (as defined below), and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

D.For purposes of this Agreement: “Conversion Shares” means all shares of Common Stock issuable upon conversion of all or any portion of the Note; “Warrant Shares” means all shares of Common Stock issuable upon the exercise of or pursuant to the Warrants; and “Securities” means the Note, the Conversion Shares, the Warrants and the Warrant Shares.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1.Purchase and Sale of Securities.

1.1.Purchase of Securities. Company shall issue and sell to Investor and Investor shall purchase from Company the Note and the Warrants. In consideration thereof, Investor shall pay (i) the amount designated as the initial cash purchase price on the signature page to this Agreement (the “Initial Cash Purchase Price”), and (ii) issue to Company the Investor Notes (the sum of the initial principal amounts of the Investor Notes, together with the Initial Cash Purchase Price, the “Purchase Price”). The Purchase Price, the OID (as defined below), and the Transaction Expense Amount (as defined below) are allocated to the Tranches (as defined in the Note) of the Note and to the Warrants as set forth in the table attached hereto as 0. For the avoidance of doubt, the Initial Cash Purchase Price constitutes payment in full for the Initial Tranche (as defined in the Note) and Warrant #1 to Purchase Shares of Common Stock.

1.2.Form of Payment. On the Closing Date (as defined below), (i) Investor shall pay the Purchase Price to Company by delivering the following at the Closing (as defined below): (A) the

Initial Cash Purchase Price, which shall be delivered by wire transfer of immediately available funds to Company, in accordance with Company’s written wiring instructions; (B) Investor Note #1 in the principal amount of $100,000.00 duly executed and substantially in the form attached hereto as 0 (“Investor Note #1”); (C) Investor Note #2 in the principal amount of $150,000.00 duly executed and substantially in the form attached hereto as 0 (“Investor Note #2”); (D) Investor Note #3 in the principal amount of $150,000.00 duly executed and substantially in the form attached hereto as 0 (“Investor Note #3”); (E) Investor Note #4 in the principal amount of $150,000.00 duly executed and substantially in the form attached hereto as 0 (“Investor Note #4”); (F) Investor Note #5 in the principal amount of $150,000.00 duly executed and substantially in the form attached hereto as 0 (“Investor Note #5”); and (G) Investor Note #6 in the principal amount of $150,000.00 duly executed and substantially in the form attached hereto as 0 (“Investor Note #6”, and together with Investor Note #1, Investor Note #2, Investor Note #3, Investor Note #4, and Investor Note #5, the “Investor Notes”); and (ii) Company shall deliver the duly executed Note and Warrants on behalf of Company, to Investor, against delivery of such Purchase Price.

1.3.Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 0 and Section 0 below, the date of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be March 28, 2018, or such other mutually agreed upon date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by email of signed .pdf documents, but shall be deemed for all purposes to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

1.4.Collateral for the Note. The Note shall not be secured.

1.5.Collateral for Investor Notes. Initially, none of the Investor Notes will be secured, but all or any of the Investor Notes may become secured subsequent to the Closing by such collateral and at such time as determined by Investor in its sole discretion. In the event Investor desires to secure any of the Investor Notes, Company shall timely execute any and all amendments and documents and take such other measures requested by Investor that are necessary or advisable in order to properly secure the applicable Investor Notes.

1.6.Original Issue Discount; Transaction Expense Amount. The Note carries an original issue discount of $90,000.00 (the “OID”). In addition, Company agrees to pay $10,000.00 to Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Securities (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of the Note. The Purchase Price, therefore, shall be $900,000.00, computed as follows: $1,000,000.00 initial principal balance, less the OID, less the Transaction Expense Amount. The Initial Cash Purchase Price shall be the Purchase Price less the sum of the initial principal amounts of the Investor Notes. The portions of the OID and the Transaction Expense Amount allocated to the Initial Cash Purchase Price are set forth on 0.

2.Investor’s Representations and Warranties. Investor represents and warrants to Company that as of the Closing Date: (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act; and (iv) this Agreement and the Investor Notes have been duly executed and delivered on behalf of Investor.

3.Company’s Representations and Warranties. Company represents and warrants to Investor that as of the Closing Date: Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; this Agreement, the Note, the Warrants, and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; the execution and delivery of the Transaction Documents by Company, the issuance of Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Stock, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to Investor or the entering into of the Transaction Documents; none of Company’s filings with OTC Markets Group, Inc. (“OTC Markets”) contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with OTC Markets on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents; Company has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with OTC Markets; Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; when issued, the Conversion Shares and the Warrant Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the

Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; Company acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 0 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; and Company has performed due diligence and background research on Investor and its affiliates including, without limitation, John M. Fife, and, to its satisfaction, has made inquiries with respect to all matters Company may consider relevant to the undertakings and relationships contemplated by the Transaction Documents including, among other things, the following: http://investing.businessweek.com/research/stocks/people/person.asp?personId=7505107&ticker=UAHC; SEC Civil Case No. 07-C-0347 (N.D. Ill.); SEC Civil Action No. 07-CV-347 (N.D. Ill.); and FINRA Case #2011029203701. Company, being aware of the matters described in subsection (17) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify or reduce such obligations.

4.Company Covenants. Until all of Company’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company will at all times comply with the following covenants: so long as Investor beneficially owns any of the Securities and for at least twenty (20) Trading Days (as defined in the Note) thereafter, Company will timely file on the applicable deadline all reports required to be filed with OTC Markets to maintain the OTC Pink Current Information listing status and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available; the Common Stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, (d) OTCQB, or (e) OTC Pink Current Information; when issued, the Conversion Shares and the Warrant Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; trading in Company’s Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease on Company’s principal trading market; Company will not transfer, assign, sell, pledge, hypothecate or otherwise alienate or encumber the Investor Notes in any way without the prior written consent of Investor, which consent may be given or withheld in Investor’s sole and absolute discretion; Company will not have any Variable Security Holders (as defined below), excluding Investor, without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion; at Closing and on the first day of each calendar month for so long as the Note remains outstanding or on any other date during which the Note is outstanding, as may be requested by Investor, Company shall cause its Chief Executive Officer to provide to Investor a certificate in substantially the form attached hereto as 0 (the “Officer’s Certificate”) certifying in his personal capacity and in his capacity as Chief Executive Officer of Company the number of Variable Security Holders of Company as of the date the applicable Officer’s Certificate is executed; and Company will not sell or issue any Common Stock pursuant to a Regulation A or Regulation A+ offering at any time without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion. For purposes hereof, the term “Variable Security Holder” means any holder of any Company securities that (A) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Common Stock, or (B) are or may become convertible into Common Stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion price that varies with the market price of the Common Stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition (each a “Variable Security Issuance”). For avoidance of doubt, the issuance of shares of Common Stock under, pursuant to, in exchange for or in connection with any contract or instrument, whether convertible or not, is deemed a Variable Security Issuance for purposes hereof if the number of shares of Common Stock to be issued is based upon or related in any way to the market price of the Common Stock, including, but not limited to, Common Stock issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange.

5.Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Securities to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

5.1.Investor shall have executed this Agreement and the Investor Notes and delivered the same to Company.

5.2.Investor shall have delivered the Initial Cash Purchase Price to Company in accordance with Section 0 above.

6.Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

6.1.Company shall have executed this Agreement, the Warrants, and the Note and delivered the same to Investor.

6.2.Company’s Chief Executive Officer shall have executed the Officer’s Certificate and delivered the same to Investor.

6.3.Company shall have delivered to Investor a fully executed Irrevocable Letter of Instructions to Transfer Agent (the “TA Letter”) substantially in the form attached hereto as 0 acknowledged and agreed to in writing by Company’s transfer agent (the “Transfer Agent”).

6.4.Company shall have delivered to Investor a fully executed Secretary’s Certificate substantially in the form attached hereto as 0 evidencing Company’s approval of the Transaction Documents.

6.5.Company shall have delivered to Investor a fully executed Share Issuance Resolution substantially in the form attached hereto as 0 to be delivered to the Transfer Agent.

6.6. Company shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Company herein or therein.

7.Reservation of Shares. On the date hereof, Company will reserve 39,000,000 shares of Common Stock from its authorized and unissued Common Stock to provide for all issuances of Common Stock under the Note and the Warrants (the “Share Reserve”). Company further agrees to add additional shares of Common Stock to the Share Reserve in increments of 4,000,000 shares as and when requested by Investor if as of the date of any such request the number of shares being held in the Share Reserve is less than (i) three (3) times the number of shares of Common Stock obtained by dividing the Outstanding Balance (as defined in the Note) as of the date of the request by the Installment Conversion Price (as defined in the Note), plus (ii) three (3) times the number of Warrant Shares (as determined pursuant to the

Warrants) deliverable upon full exercise of the Warrants. Company shall further require the Transfer Agent to hold the shares of Common Stock reserved pursuant to the Share Reserve exclusively for the benefit of Investor and to issue such shares to Investor promptly upon Investor’s delivery of a conversion notice under the Note or a notice of exercise under any Warrant. Finally, Company shall require the Transfer Agent to issue shares of Common Stock pursuant to the Note and the Warrants to Investor out of its authorized and unissued shares, and not the Share Reserve, to the extent shares of Common Stock have been authorized, but not issued, and are not included in the Share Reserve. The Transfer Agent shall only issue shares out of the Share Reserve to the extent there are no other authorized shares available for issuance and then only with Investor’s written consent.

8.Terms of Future Financings. So long as the Note is outstanding, upon any issuance by Company of any security with any term or condition more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Investor in the Transaction Documents, then Company shall notify Investor of such additional or more favorable term and such term, at Investor’s option, shall become a part of the Transaction Documents for the benefit of Investor. Additionally, if Company fails to notify Investor of any such additional or more favorable term, but Investor becomes aware that Company has granted such a term to any third party, Investor may notify Company of such additional or more favorable term and such term shall become a part of the Transaction Documents retroactive to the date on which such term was granted to the applicable third party. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, interest rates, original issue discounts, stock sale price, conversion price per share, warrant coverage, warrant exercise price, and anti-dilution/conversion and exercise price resets.

9.Miscellaneous. The provisions set forth in this Section 0 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 0 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

9.1.Certain Capitalized Terms. To the extent any capitalized term used in any Transaction Document is defined in any other Transaction Document (as noted therein), such capitalized term shall remain applicable in the Transaction Document in which it is so used even if the other Transaction Document (wherein such term is defined) has been released, satisfied, or is otherwise cancelled or terminated.

9.2.Arbitration of Claims. The parties shall submit all Claims (as defined in 0) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to the arbitration provisions set forth in 0 attached hereto (the “Arbitration Provisions”). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

9.3.Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents (and notwithstanding the terms (specifically including any governing law and venue terms) of any transfer agent services agreement or other agreement between the Transfer Agent and Company, such litigation specifically includes, without limitation any action between or involving Company and the Transfer Agent under the TA Letter or otherwise related to Investor in any way (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Transfer Agent from issuing shares of Common Stock to Investor for any reason)), each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Transfer Agent from issuing shares of Common Stock to Investor for any reason) outside of any state or federal court sitting in Salt Lake County, Utah, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Finally, Company covenants and agrees to name Investor as a party in interest in, and provide written notice to Investor in accordance with Section 0 below prior to bringing or filing, any action (including without limitation any filing or action against any person or entity that is not a party to this Agreement, including without limitation the Transfer Agent) that is related in any way to the Transaction Documents or any transaction contemplated herein or therein, including without limitation any action brought by Company to enjoin or prevent the issuance of any shares of Common Stock to Investor by the Transfer Agent, and further agrees to timely name Investor as a party to any such action. Company acknowledges that the governing law and venue provisions set forth in this Section 0 are material terms to induce Investor to enter into the Transaction Documents and that but for Company’s agreements set forth in this Section 0 Investor would not have entered into the Transaction Documents.

9.4.Specific Performance. Company acknowledges and agrees that irreparable damage may occur to Investor in the event that Company fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Investor shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which the Investor may be entitled under the Transaction Documents, at law or in equity. For the avoidance of doubt, in the event Investor seeks to obtain an injunction against Company or specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of Investor under any Transaction Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Transaction Documents.

9.5.Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any determination or arithmetic calculation under the Transaction Documents, including without limitation, calculating the Outstanding Balance, Warrant Shares, Exercise Shares (as defined in the Warrants), Delivery Shares (as defined in the Warrants), Lender Conversion Price (as defined in the Note), Lender Conversion Shares (as defined in the Note), Installment Conversion Price, Installment Conversion Shares (as defined in the Note), Conversion Factor (as defined in the Note), Market Price (as defined in the Note), or VWAP (as defined in the Note) (each, a “Calculation”), Company or Investor (as the case may be) shall submit any disputed Calculation via email or facsimile with confirmation of receipt (i) within two (2) Trading Days after receipt of the applicable notice giving rise to such dispute to Company or Investor (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after Investor learned of the circumstances giving rise to such dispute. If Investor and Company are unable to agree upon such Calculation within two (2) Trading Days of such disputed Calculation being submitted to Company or Investor (as the case may be), then Investor will promptly submit via email or facsimile the disputed Calculation to Unkar Systems Inc. (“Unkar Systems”). Investor shall cause Unkar Systems to perform the Calculation and notify Company and Investor of the results no later than ten (10) Trading Days from the time it receives such disputed Calculation. Unkar Systems’ determination of the disputed Calculation shall be binding upon all parties absent demonstrable error. Unkar Systems’ fee for performing such Calculation shall be paid by the incorrect party, or if both parties are incorrect, by the party whose Calculation is furthest from the correct Calculation as determined by Unkar Systems. In the event Company is the losing party, no extension of the Delivery Date (as defined in the Note) shall be granted and Company shall incur all effects for failing to deliver the applicable shares in a timely manner as set forth in the Transaction Documents. Notwithstanding the foregoing, Investor may, in its sole discretion, designate an independent, reputable investment bank or accounting firm other than Unkar Systems to resolve any such dispute and in such event, all references to “Unkar Systems” herein will be replaced with references to such independent, reputable investment bank or accounting firm so designated by Investor.

9.6.Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

9.7.Document Imaging. Investor shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Company’s loans, including, without limitation, this Agreement and the other Transaction Documents, and Investor may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Investor produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Investor is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

9.8.Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

9.9.Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

9.10.Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

9.11.No Reliance. Company acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Company or any of its officers, directors, representatives, agents or employees except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, agents or representatives other than as set forth in the Transaction Documents.

9.12.Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

9.13.Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Beyond Commerce, Inc.

Attn: George Pursglove

3773 Howard Hughes Pkwy, Suite 500

Las Vegas, Nevada 89169

If to Investor:

Iliad Research and Trading, L.P.

Attn: John Fife

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

9.14.Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Investor.

9.15.Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

9.16.Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.17.Investor’s Rights and Remedies Cumulative; Liquidated Damages. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient. The parties acknowledge and agree that upon Company’s failure to comply with the provisions of the Transaction Documents, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and future share prices, Investor’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Investor, among other reasons. Accordingly, any fees, charges, and default interest due under the Note, the Warrants, and the other Transaction Documents are intended by the parties to be, and shall be deemed, liquidated damages (under Company’s and Investor’s expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144 under the 1933 Act). The parties agree that such liquidated damages are a reasonable estimate of Investor’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Investor may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Agreement is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date and are consistent with investments of this type. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages.

9.18.Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, if at any time Investor would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Investor (together with its affiliates) to beneficially own a number of shares exceeding the Maximum Percentage (as defined in the Note), then Company must not issue to Investor the shares that would cause Investor to exceed the Maximum Percentage. The shares of Common Stock issuable to Investor that would cause the

Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Company shall reserve the Ownership Limitation Shares for the exclusive benefit of Investor. From time to time, Investor may notify Company in writing of the number of the Ownership Limitation Shares that may be issued to Investor without causing Investor to exceed the Maximum Percentage. Upon receipt of such notice, Company shall be unconditionally obligated to immediately issue such designated shares to Investor, with a corresponding reduction in the number of the Ownership Limitation Shares. For purposes of this Section, beneficial ownership of Common Stock will be determined under Section 13(d) of the Securities Exchange Act of 1934, as amended.

9.19.Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note or any Warrant is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note or any  Warrant, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Note or any Warrant; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

9.20.Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

9.21.Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

9.22.Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

9.23.No Changes; Signature Pages. Company, as well as the person signing each Transaction Document on behalf of Company, represents and warrants to Investor that it has not made any changes to this Agreement or any other Transaction Document except those that have been conspicuously disclosed to Investor in a “redline” or similar draft of the applicable Transaction Document, which clearly marks all changes Company has made to the applicable Transaction Document. Moreover, the versions of the Transaction Documents signed by Company are the same versions Investor delivered to Company as being the “final” versions of the Transaction Documents and Company represents and warrants that it has not made any changes to such “final” versions of the Transaction Documents and that the versions Company signed are the same versions Investor delivered to it. In the event Company has made any changes to any Transaction Document that are not conspicuously disclosed to Investor in a “redline” or similar draft of the applicable Transaction Document and that have not been explicitly accepted and agreed upon by Investor, Company acknowledges and agrees that any such changes shall not be considered part of the final document set. Finally, and in furtherance of the foregoing, Company agrees and authorizes Investor to compile the “final” versions of the Transaction Documents, which shall consist of Company’s executed signature pages for all Transaction Documents being applied to the last set of the Transaction Documents that Investor delivered to Company, and Company agrees that such versions of the Transaction Documents that have been collated by Investor shall be deemed to be the final versions of the Transaction Documents for all purposes.

9.24.Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

SUBSCRIPTION AMOUNT:

Principal Amount of Note:$1,000,000.00

Initial Cash Purchase Price:$50,000.00

INVESTOR:

ILIAD RESEARCH AND TRADING, L.P.

By: Iliad Management, LLC, its General Partner

By:Fife Trading, Inc., its Manager

By: /s/ John M. Fife

     John M. Fife, President

COMPANY:

BEYOND COMMERCE, INC.

By: /s/ George Pursglove

Printed Name: George Pursglove

Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

ATTACHED EXHIBITS:

Exhibit ANote

Exhibit BForm of Warrant

Exhibit CAllocation of Purchase Price

Exhibit DForm of Investor Note

Exhibit EOfficer’s Certificate

Exhibit FIrrevocable Transfer Agent Instructions

Exhibit GSecretary’s Certificate

Exhibit HShare Issuance Resolution

Exhibit IArbitration Provisions

0

ARBITRATION PROVISIONS

1.Dispute Resolution. For purposes of this 0, the term “Claims” means any disputes, claims, demands, causes of action, requests for injunctive relief, requests for specific performance, liabilities, damages, losses, or controversies whatsoever arising from, related to, or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement (or these Arbitration Provisions (defined below)) or any of the other Transaction Documents. The term “Claims” specifically excludes a dispute over Calculations. The parties to the Agreement (the “parties”) hereby agree that the arbitration provisions set forth in this 0 (“Arbitration Provisions”) are binding on each of them. As a result, any attempt to rescind the Agreement (or these Arbitration Provisions) or declare the Agreement (or these Arbitration Provisions) or any other Transaction Document invalid or unenforceable for any reason is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Agreement. Any capitalized term not defined in these Arbitration Provisions shall have the meaning set forth in the Agreement.

2.Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted exclusively in Salt Lake County, Utah and pursuant to the terms set forth in these Arbitration Provisions. Subject to the arbitration appeal right provided for in Paragraph 5 below (the “Appeal Right”), the parties agree that the award of the arbitrator rendered pursuant to Paragraph 4 below (the “Arbitration Award”) shall be (a) final and binding upon the parties, (b) the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator, and (c) promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Subject to the Appeal Right, any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Arbitration Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Arbitration Award shall include default interest (as defined or otherwise provided for in the Note, “Default Interest”) (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Arbitration Award will be entered and enforced by any state or federal court sitting in Salt Lake County, Utah.

3.The Arbitration Act. The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 et seq. (as amended or superseded from time to time, the “Arbitration Act”). Notwithstanding the foregoing, pursuant to, and to the maximum extent permitted by, Section 105 of the Arbitration Act, in the event of conflict or variation between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control and the parties hereby waive or otherwise agree to vary the effect of all requirements of the Arbitration Act that may conflict with or vary from these Arbitration Provisions.

4.Arbitration Proceedings. Arbitration between the parties will be subject to the following:

4.1Initiation of Arbitration. Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under Section 0 of the Agreement; provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered to such other party under Section 0 of the Agreement (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to Section 0 of the Agreement or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.

Arbitration Provisions, Page 1

4.2Selection and Payment of Arbitrator.

(a) Within ten (10) calendar days after the Service Date, Investor shall select and submit to Company the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such three (3) designated persons hereunder are referred to herein as the “Proposed Arbitrators”). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a “neutral” with Utah ADR Services. Within five (5) calendar days after Investor has submitted to Company the names of the Proposed Arbitrators, Company must select, by written notice to Investor, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Company fails to select one of the Proposed Arbitrators in writing within such 5-day period, then Investor may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Company.

(b) If Investor fails to submit to Company the Proposed Arbitrators within ten (10) calendar days after the Service Date pursuant to subparagraph (a) above, then Company may at any time prior to Investor so designating the Proposed Arbitrators, identify the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service by written notice to Investor. Investor may then, within five (5) calendar days after Company has submitted notice of its Proposed Arbitrators to Investor, select, by written notice to Company, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Investor fails to select in writing and within such 5-day period one (1) of the three (3) Proposed Arbitrators selected by Company, then Company may select the arbitrator from its three (3) previously selected Proposed Arbitrators by providing written notice of such selection to Investor.

(c) If a Proposed Arbitrator chosen to serve as arbitrator declines or is otherwise unable to serve as arbitrator, then the party that selected such Proposed Arbitrator may select one (1) of the other three (3) Proposed Arbitrators within three (3) calendar days of the date the chosen Proposed Arbitrator declines or notifies the parties he or she is unable to serve as arbitrator. If all three (3) Proposed Arbitrators decline or are otherwise unable to serve as arbitrator, then the arbitrator selection process shall begin again in accordance with this Paragraph 4.2.

(d) The date that the Proposed Arbitrator selected pursuant to this Paragraph 4.2 agrees in writing (including via email) delivered to both parties to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”.  If an arbitrator resigns or is unable to act during the Arbitration, a replacement arbitrator shall be chosen in accordance with this Paragraph 4.2 to continue the Arbitration.  If Utah ADR Services ceases to exist or to provide a list of neutrals and there is no successor thereto, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association.

(e) Subject to Paragraph 4.10 below, the cost of the arbitrator must be paid equally by both parties. Subject to Paragraph 4.10 below, if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount being added to or subtracted from, as applicable, the Arbitration Award.

4.3Applicability of Certain Utah Rules. The parties agree that the Arbitration shall be conducted generally in accordance with the Utah Rules of Civil Procedure and the Utah Rules of Evidence. More specifically, the Utah Rules of Civil Procedure shall apply, without limitation, to the filing of any pleadings, motions or memoranda, the conducting of discovery, and the taking of any depositions. The Utah Rules of Evidence shall apply to any hearings, whether telephonic or in person, held by the arbitrator. Notwithstanding the foregoing, it is the parties’ intent that the incorporation of such rules will in no event supersede these Arbitration Provisions. In the event of any conflict between the Utah Rules of Civil Procedure or the Utah Rules of Evidence and these Arbitration Provisions, these Arbitration Provisions shall control.

4.4Answer and Default. An answer and any counterclaims to the Arbitration Notice shall be required to be delivered to the party initiating the Arbitration within twenty (20) calendar days after the Arbitration Commencement Date. If an answer is not delivered by the required deadline, the arbitrator must provide written notice to the defaulting party stating that the arbitrator will enter a default award against such party if such party does not file an answer within five (5) calendar days of receipt of such notice. If an answer is not filed within the five (5) day extension period, the arbitrator must render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

Arbitration Provisions, Page 2

4.5Related Litigation. The party that delivers the Arbitration Notice to the other party shall have the option to also commence concurrent legal proceedings with any state or federal court sitting in Salt Lake County, Utah (“Litigation Proceedings”), subject to the following: (a) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (b) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an Arbitration Award (or Appeal Panel Award (defined below), as applicable) hereunder, (c) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (d) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator (or of the Appeal Panel (defined below)) may be entered in such Litigation Proceedings pursuant to the Arbitration Act.

4.6Discovery. Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted as follows:

(a) Written discovery will only be allowed if the likely benefits of the proposed written discovery outweigh the burden or expense thereof, and the written discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking written discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i)To facts directly connected with the transactions contemplated by the Agreement.

(ii)To facts and information that cannot be obtained from another source or in another manner that is more convenient, less burdensome or less expensive than in the manner requested.

(b) No party shall be allowed (i) more than fifteen (15) interrogatories (including discrete subparts), (ii) more than fifteen (15) requests for admission (including discrete subparts), (iii) more than ten (10) document requests (including discrete subparts), or (iv) more than three (3) depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition. The costs associated with depositions will be borne by the party taking the deposition. The party defending the deposition will submit a notice to the party taking the deposition of the estimated attorneys’ fees that such party expects to incur in connection with defending the deposition. If the party defending the deposition fails to submit an estimate of attorneys’ fees within five (5) calendar days of its receipt of a deposition notice, then such party shall be deemed to have waived its right to the estimated attorneys’ fees.  The party taking the deposition must pay the party defending the deposition the estimated attorneys’ fees prior to taking the deposition, unless such obligation is deemed to be waived as set forth in the immediately preceding sentence. If the party taking the deposition believes that the estimated attorneys’ fees are unreasonable, such party may submit the issue to the arbitrator for a decision.  All depositions will be taken in Utah.

(c) All discovery requests (including document production requests included in deposition notices) must be submitted in writing to the arbitrator and the other party. The party submitting the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Utah Rules of Civil Procedure. The receiving party will then be allowed, within five (5) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys’ fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys’ fees and costs and/or challenge(s) to one or more discovery requests, consistent with subparagraph (c) above, the arbitrator will within three (3) calendar days make a finding as to the likely attorneys’ fees and costs associated with responding to the discovery requests and issue an order that (i) requires the requesting party to prepay the attorneys’ fees and costs associated with responding to the discovery requests, and (ii) requires the responding party to respond to the discovery requests as limited by the arbitrator within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. If a party entitled to submit an estimate of attorneys’ fees and costs and/or a challenge to discovery requests fails to do so within such 5-day period, the arbitrator will make a finding that (A) there are no attorneys’ fees or costs associated with responding to such discovery requests,

Arbitration Provisions, Page 3

and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. Any party submitting any written discovery requests, including without limitation interrogatories, requests for production subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys’ fees and costs, before the responding party has any obligation to produce or respond to the same, unless such obligation is deemed waived as set forth above.

(d) In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

(e) Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted within sixty (60) days of the Arbitration Commencement Date. Each party will be allowed a maximum of two (2) experts. Expert reports must contain the following: (i) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (ii) the expert’s name and qualifications, including a list of all the expert’s publications within the preceding ten (10) years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding ten (10) years; and (iii) the compensation to be paid for the expert’s report and testimony. The parties are entitled to depose any other party’s expert witness one (1) time for no more than four (4) hours. An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report.

4.6Dispositive Motions.  Each party shall have the right to submit dispositive motions pursuant Rule 12 or Rule 56 of the Utah Rules of Civil Procedure (a “Dispositive Motion”). The party submitting the Dispositive Motion may, but is not required to, deliver to the arbitrator and to the other party a memorandum in support (the “Memorandum in Support”) of the Dispositive Motion. Within seven (7) calendar days of delivery of the Memorandum in Support, the other party shall deliver to the arbitrator and to the other party a memorandum in opposition to the Memorandum in Support (the “Memorandum in Opposition”). Within seven (7) calendar days of delivery of the Memorandum in Opposition, as applicable, the party that submitted the Memorandum in Support shall deliver to the arbitrator and to the other party a reply memorandum to the Memorandum in Opposition (“Reply Memorandum”). If the applicable party shall fail to deliver the Memorandum in Opposition as required above, or if the other party fails to deliver the Reply Memorandum as required above, then the applicable party shall lose its right to so deliver the same, and the Dispositive Motion shall proceed regardless.

4.7Confidentiality. All information disclosed by either party (or such party’s agents) during the Arbitration process (including without limitation information disclosed during the discovery process or any Appeal (defined below)) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party (or its agents) during the Arbitration process (including without limitation during the discovery process or any Appeal) unless (a) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party or its agents, (b) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure, or (c) such information is disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

4.8Authorization; Timing; Scheduling Order. Subject to all other portions of these Arbitration Provisions, the parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the Arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an Arbitration Award must be made within one hundred twenty (120) calendar days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10)

Arbitration Provisions, Page 4

calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 120-day period.

4.9Relief. The arbitrator shall have the right to award or include in the Arbitration Award (or in a preliminary ruling) any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

4.10Fees and Costs. As part of the Arbitration Award, the arbitrator is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration, and (b) reimburse the prevailing party for all reasonable attorneys’ fees, arbitrator costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration.

5.Arbitration Appeal.

5.1Initiation of Appeal.  Following the entry of the Arbitration Award, either party (the “Appellant”) shall have a period of thirty (30) calendar days in which to notify the other party (the “Appellee”), in writing, that the Appellant elects to appeal (the “Appeal”) the Arbitration Award (such notice, an “Appeal Notice”) to a panel of arbitrators as provided in Paragraph 5.2 below.  The date the Appellant delivers an Appeal Notice to the Appellee is referred to herein as the “Appeal Date”. The Appeal Notice must be delivered to the Appellee in accordance with the provisions of Paragraph 4.1 above with respect to delivery of an Arbitration Notice.  In addition, together with delivery of the Appeal Notice to the Appellee, the Appellant must also pay for (and provide proof of such payment to the Appellee together with delivery of the Appeal Notice) a bond in the amount of 110% of the sum the Appellant owes to the Appellee as a result of the Arbitration Award the Appellant is appealing.  In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of this Paragraph 5.1, the Appeal will occur as a matter of right and, except as specifically set forth herein, will not be further conditioned.  In the event a party does not deliver an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline prescribed in this Paragraph 5.1, such party shall lose its right to appeal the Arbitration Award.  If no party delivers an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline described in this Paragraph 5.1, the Arbitration Award shall be final.  The parties acknowledge and agree that any Appeal shall be deemed part of the parties’ agreement to arbitrate for purposes of these Arbitration Provisions and the Arbitration Act.

5.2Selection and Payment of Appeal Panel.  In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of Paragraph 5.1 above, the Appeal will be heard by a three (3) person arbitration panel (the “Appeal Panel”).

(a) Within ten (10) calendar days after the Appeal Date, the Appellee shall select and submit to the Appellant the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such five (5) designated persons hereunder are referred to herein as the “Proposed Appeal Arbitrators”). For the avoidance of doubt, each Proposed Appeal Arbitrator must be qualified as a “neutral” with Utah ADR Services, and shall not be the arbitrator who rendered the Arbitration Award being appealed (the “Original Arbitrator”). Within five (5) calendar days after the Appellee has submitted to the Appellant the names of the Proposed Appeal Arbitrators, the Appellant must select, by written notice to the Appellee, three (3) of the Proposed Appeal Arbitrators to act as the members of the Appeal Panel. If the Appellant fails to select three (3) of the Proposed Appeal Arbitrators in writing within such 5-day period, then the Appellee may select such three (3) arbitrators from the Proposed Appeal Arbitrators by providing written notice of such selection to the Appellant.

(b) If the Appellee fails to submit to the Appellant the names of the Proposed Appeal Arbitrators within ten (10) calendar days after the Appeal Date pursuant to subparagraph (a) above, then the Appellant may at any time prior to the Appellee so designating the Proposed Appeal Arbitrators, identify the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service (none of whom may be the Original Arbitrator) by written notice to the Appellee.  The Appellee may then, within five (5) calendar days after the Appellant has submitted notice of its selected arbitrators to the Appellee, select, by

Arbitration Provisions, Page 5

written notice to the Appellant, three (3) of such selected arbitrators to serve on the Appeal Panel. If the Appellee fails to select in writing within such 5-day period three (3) of the arbitrators selected by the Appellant to serve as the members of the Appeal Panel, then the Appellant may select the three (3) members of the Appeal Panel from the Appellant’s list of five (5) arbitrators by providing written notice of such selection to the Appellee.

(c) If a selected Proposed Appeal Arbitrator declines or is otherwise unable to serve, then the party that selected such Proposed Appeal Arbitrator may select one (1) of the other five (5) designated Proposed Appeal Arbitrators within three (3) calendar days of the date a chosen Proposed Appeal Arbitrator declines or notifies the parties he or she is unable to serve as an arbitrator. If at least three (3) of the five (5) designated Proposed Appeal Arbitrators decline or are otherwise unable to serve, then the Proposed Appeal Arbitrator selection process shall begin again in accordance with this Paragraph 5.2; provided, however, that any Proposed Appeal Arbitrators who have already agreed to serve shall remain on the Appeal Panel.

(d)The date that all three (3) Proposed Appeal Arbitrators selected pursuant to this Paragraph 5.2 agree in writing (including via email) delivered to both the Appellant and the Appellee to serve as members of the Appeal Panel hereunder is referred to herein as the “Appeal Commencement Date”.  No later than five (5) calendar days after the Appeal Commencement Date, the Appellee shall designate in writing (including via email) to the Appellant and the Appeal Panel the name of one (1) of the three (3) members of the Appeal Panel to serve as the lead arbitrator in the Appeal proceedings. Each member of the Appeal Panel shall be deemed an arbitrator for purposes of these Arbitration Provisions and the Arbitration Act, provided that, in conducting the Appeal, the Appeal Panel may only act or make determinations upon the approval or vote of no less than the majority vote of its members, as announced or communicated by the lead arbitrator on the Appeal Panel.  If an arbitrator on the Appeal Panel ceases or is unable to act during the Appeal proceedings, a replacement arbitrator shall be chosen in accordance with Paragraph 5.2 above to continue the Appeal as a member of the Appeal Panel.  If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrators for the Appeal Panel shall be selected under the then prevailing rules of the American Arbitration Association.

(d) Subject to Paragraph 5.7 below, the cost of the Appeal Panel must be paid entirely by the Appellant.

5.3Appeal Procedure.  The Appeal will be deemed an appeal of the entire Arbitration Award. In conducting the Appeal, the Appeal Panel shall conduct a de novo review of all Claims described or otherwise set forth in the Arbitration Notice.  Subject to the foregoing and all other provisions of this Paragraph 5, the Appeal Panel shall conduct the Appeal in a manner the Appeal Panel considers appropriate for a fair and expeditious disposition of the Appeal, may hold one or more hearings and permit oral argument, and may review all previous evidence and discovery, together with all briefs, pleadings and other documents filed with the Original Arbitrator (as well as any documents filed with the Appeal Panel pursuant to Paragraph 5.4(a) below).  Notwithstanding the foregoing, in connection with the Appeal, the Appeal Panel shall not permit the parties to conduct any additional discovery or raise any new Claims to be arbitrated, shall not permit new witnesses or affidavits, and shall not base any of its findings or determinations on the Original Arbitrator’s findings or the Arbitration Award.

5.4Timing.

(a)Within seven (7) calendar days of the Appeal Commencement Date, the Appellant (i) shall deliver or cause to be delivered to the Appeal Panel copies of the Appeal Notice, all discovery conducted in connection with the Arbitration, and all briefs, pleadings and other documents filed with the Original Arbitrator (which material Appellee shall have the right to review and supplement if necessary), and (ii) may, but is not required to, deliver to the Appeal Panel and to the Appellee a Memorandum in Support of the Appellant’s arguments concerning or position with respect to all Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration. Within seven (7) calendar days of the Appellant’s delivery of the Memorandum in Support, as applicable, the Appellee shall deliver to the Appeal Panel and to the Appellant a Memorandum in Opposition to the Memorandum in Support. Within seven (7) calendar days of the Appellee’s delivery of the Memorandum in Opposition, as applicable, the Appellant shall deliver to the Appeal Panel and to the Appellee a Reply Memorandum to the Memorandum in Opposition. If the Appellant shall fail to substantially comply with the requirements of clause (i) of this subparagraph (a), the Appellant shall lose its right to appeal the Arbitration Award, and the Arbitration Award shall be final.  If the Appellee shall fail to deliver the Memorandum in Opposition as required above, or if the Appellant shall fail to deliver the Reply

Arbitration Provisions, Page 6

Memorandum as required above, then the Appellee or the Appellant, as the case may be, shall lose its right to so deliver the same, and the Appeal shall proceed regardless.

(b) Subject to subparagraph (a) above, the parties hereby agree that the Appeal must be heard by the Appeal Panel within thirty (30) calendar days of the Appeal Commencement Date, and that the Appeal Panel must render its decision within thirty (30) calendar days after the Appeal is heard (and in no event later than sixty (60) calendar days after the Appeal Commencement Date).

5.5Appeal Panel Award.  The Appeal Panel shall issue its decision (the “Appeal Panel Award”) through the lead arbitrator on the Appeal Panel.  Notwithstanding any other provision contained herein, the Appeal Panel Award shall (a) supersede in its entirety and make of no further force or effect the Arbitration Award (provided that any protective orders issued by the Original Arbitrator shall remain in full force and effect), (b) be final and binding upon the parties, with no further rights of appeal, (c) be the sole and exclusive remedy between the parties regarding any Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration, and (d) be promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards).  Any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Appeal Panel Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Appeal Panel Award shall include Default Interest (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Appeal Panel Award will be entered and enforced by a state or federal court sitting in Salt Lake County, Utah.

5.6Relief.  The Appeal Panel shall have the right to award or include in the Appeal Panel Award any relief which the Appeal Panel deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the Appeal Panel may not award exemplary or punitive damages.

5.7Fees and Costs.  As part of the Appeal Panel Award, the Appeal Panel is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration and the Appeal Panel, and (b) reimburse the prevailing party (the party being awarded the most amount of money by the Appeal Panel,  which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any part) the reasonable attorneys’ fees, arbitrator and Appeal Panel costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration (including without limitation in connection with the Appeal).

6. Miscellaneous.

6.1Severability. If any part of these Arbitration Provisions is found to violate or be illegal under applicable law, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law, and the remainder of the Arbitration Provisions shall remain unaffected and in full force and effect.

6.2Governing Law.  These Arbitration Provisions shall be governed by the laws of the State of Utah without regard to the conflict of laws principles therein.

6.3Interpretation.  The headings of these Arbitration Provisions are for convenience of reference only and shall not form part of, or affect the interpretation of, these Arbitration Provisions.

6.4Waiver. No waiver of any provision of these Arbitration Provisions shall be effective unless it is in the form of a writing signed by the party granting the waiver.

6.5Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of these Arbitration Provisions.

[Remainder of page intentionally left blank]

Arbitration Provisions, Page 7